EXHIBIT 23.3


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the inclusion in this Post Effective Amendment No. 4 to the Registration Statement on Form S-1 (No. 333-117147) and the related prospectus, of our report dated June 2, 2005, relating to the financial statements of TerreStar Networks Inc. We also consent to the reference to us under the headings "Experts" and "Summary Financial Data" in such Prospectus. However, it should be noted that Friedman LLP has not prepared or certified such "Summary Financial Data."



/s/ FRIEDMAN LLP
----------------
East Hanover, New Jersey

November 14, 2005